Exhibit 99.1

Sanuwave Announces Revenues and Financial Results for Q1 FY2026

Q1 2026 revenues were $9.6 million, up 3.1% from $9.3 million in Q1 2025. This represents the highest Q1 quarterly revenues in Company history.

Q1 2026 gross margin was 77.3%, versus 79.0% in Q1 2025.

GAAP Operating Loss was $1.1 million for Q1 2026, a swing of $1.7 million from operating income of $0.6 million in Q1 2025.

Company provides guidance for revenue growth of 10-15% for Q2 2026 as compared to Q2 2025

EDEN PRAIRIE, MN, May 12, 2026 (GLOBE NEWSWIRE) -- Sanuwave Health, Inc. (the "Company" or "Sanuwave”) (NASDAQ: SNWV), a leading provider of next-generation FDA-approved wound care products, is pleased to provide its financial results for the three months ended March 31, 2026.

Q1 2026 ended March 31, 2026

•Revenue for the three months ended March 31, 2026, totaled $9.6 million, an increase of 3.1%, as compared to $9.3 million for the same period of 2025. This growth is consistent with guidance of 3-10% year on year for the quarter.
•97 Ultramist® systems were sold in Q1 2026 down from 98 in Q1 2025, and down from 255 in Q4 2025.
•Ultramist® consumables revenue increased by 15.0% to $6.7 million in Q1 2026, versus $5.8 million for the same quarter last year and increased 3% sequentially vs Q4 2025.
•Ultramist® revenue represented 100% of Sanuwave’s overall revenues in Q1 2026.
•Gross margin as a percentage of revenue amounted to 77.3% for the three months ended March 31, 2026, versus 79.0% for the same period last year. This decrease in gross margin as a percentage of revenue was largely driven by a decrease in pricing on our Ultramist® systems and applicators resulting from wholesale pricing for sales to resellers.
•For the three months ended March 31, 2026, operating loss totaled $1.1 million, a $1.7 million swing from operating income of $0.6 million in Q1 2025.
•Net loss for the first quarter of 2026 was $1.4 million compared to a net loss of $6.1 million in the first quarter of 2025, which was primarily driven by the $4.9 million non-cash loss on the change in fair value of derivative liabilities recognized in the prior year period.
•Adjusted EBITDA [1] for the three months ended March 31, 2026, was $1.1 million versus Adjusted EBITDA of $2.3 million for the same period last year.

“The seemingly ubiquitous question in advanced wound care during Q1 was ‘When is the turn coming and when will the recovery start?’” said CEO Morgan Frank. “Speaking for Sanuwave, the recovery appears to have begun in February and to have continued thereafter. Q1 started with a sort of “shock pause” as many seemed surprised that the changes in reimbursement for skin subs had actually taken effect, and this seems to have contributed to a very slow first month of the year which, in turn, had a large effect on the overall quarter. The market appeared somewhat frozen. But, at least from our standpoint, we see the ice starting to break up and the quarter got better each month. Q1 applicator sales were up 3% sequentially from Q4 and 15% year over year (again, suppressed by a very slow January) and very nearly eclipsed the all-time applicator revenue figure from Q3 2025. Unit volumes on consumables for Q1 2026 set a new all-time record by a significant margin which we take to be a good sign with regard to utilization recovering. This was driven by both new placements of systems and by activity picking back up at existing users. Revenues lagged unit growth as a function of lower pricing resulting from more of our applicators sales running through resellers and therefore being priced at wholesale. We’re continuing to hire salespeople and to expand our reseller network. All in all, we exited the quarter with increasing optimism and a robust pipeline and we expect to see 2026 continue to get better from here.”

Financial Outlook

The Company forecasts Q2 2026 revenue of $11.1 to $11.6 million (10-15% increase from Q2 2025) and reiterates full year 2026 revenue guidance of $51.0-55.0 million (16-25% increase as compared to full year 2025 revenue).

As previously announced, a business update will occur via conference call on May 13, 2026 at 8:30 a.m. EST. Materials for the conference call are included on the Company’s website at http://www.sanuwave.com/investors.

Telephone access to the call will be available by dialing the following numbers:

Toll Free:1-833-316-1983
Toll/International: 1-785-838-9310
Conference ID: SANUWAVE

OR click the link below to access the live webcast.

https://viavid.webcasts.com/starthere.jsp?ei=1762392&tp_key=537d7338d6

A replay will be made available through May 27, 2026:
Toll-Free: 1-844-512-2921
Toll/International: 1-412-317-6671
Replay Access ID: 11161765

[1] This is a non-GAAP financial measure. Refer to “Non-GAAP Financial Measures” and the reconciliations in this release for further information.

About Sanuwave
Sanuwave Health is focused on the research, development, and commercialization of its patented, non-invasive and biological response-activating medical systems for the repair and regeneration of skin, musculoskeletal tissue, and vascular structures.

Sanuwave's end-to-end wound care portfolio of regenerative medicine products and product candidates helps restore the body’s normal healing processes. Sanuwave applies and researches its patented energy transfer technologies in wound healing, orthopedic/spine, aesthetic/cosmetic, and cardiac/endovascular conditions.

Non-GAAP Financial Measures
This press release includes certain financial measures that are not presented in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). These financial measures are considered "non-GAAP financial measures" and are intended to supplement, and should not be considered as superior to, or a replacement for, financial measures presented in accordance with U.S. GAAP.

The Company uses Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA to assess its operating performance. Adjusted EBITDA is Earnings before Interest, Taxes, Depreciation and Amortization adjusted for the change in fair value of derivatives and any significant non-cash or infrequent charges. Adjusted Gross Margin Percentage is gross margin percentage adjusted for inventory write-off. Adjusted Operating Income is operating income adjusted for inventory write-off, sales tax expense and release of historical accrual. EBITDA, Adjusted EBITDA, Adjusted Gross Margin Percentage and Adjusted Operating Income should not be considered as alternatives to net income (loss), gross margin percentage or operating income, as applicable, as a measure of financial performance or any other performance measure derived in accordance with U.S. GAAP, and they should not be construed as an inference that the Company’s future results will be unaffected by unusual or infrequent items. These non-GAAP financial measures are presented in a consistent manner for each period, unless otherwise disclosed. The Company uses these measures for the purpose of evaluating its historical and prospective financial performance, as well as its performance relative to competitors. These measures also help the Company to make operational and strategic decisions. The Company believes that providing this information to investors, in addition to U.S. GAAP measures, allows them to see the Company’s results through the eyes of management, and to better understand its historical and future financial performance. These non-GAAP financial measures are also frequently used by analysts, investors, and other interested parties to evaluate companies in our industry, when considered alongside other U.S. GAAP measures.

EBITDA, Adjusted EBITDA, Adjusted Gross Margin Percentage and Adjusted Operating Income have their limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, some of these limitations are that EBITDA and Adjusted EBITDA:

•Do not reflect every expenditure, future requirements for capital expenditures or contractual commitments.
•Do not reflect all changes in our working capital needs.
•Do not reflect interest expense, or the amount necessary to service our outstanding debt.

As presented in the U.S. GAAP to Non-GAAP Reconciliations section below, the Company’s non-GAAP financial measures exclude the impact of certain charges that contribute to our net income (loss), gross margin percentage and operating income, as applicable.

Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future financial results, production expectations, plans for future business development activities and expectations regarding the impact of changes in reimbursement levels and tariff rates. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are risks associated with regulatory oversight, the Company’s ability to manage its capital resources, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement.

Contact: investors@sanuwave.com

SELECTED FINANCIAL DATA
FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(in thousands)	2026	2025

Revenue	$9,619	$9,333
Cost of Revenues	2,188	1,958

Gross Margin	7,431	7,375
Gross Margin %	77.3%	79.0%

Total Operating Expenses	8,555	6,774
Operating (Loss) Income	$(1,124)	$601

Total Other Expense, net	(315)	(6,719)

Net Loss	$(1,439)	$(6,118)

NON-GAAP ADJUSTED EBITDA

	Three Months Ended March 31,
(in thousands)	2026	2025 (As Restated)

Net Loss	$(1,439)	$(6,118)
Non-GAAP Adjustments:
Interest expense	546	1,909
Depreciation and amortization [1]	294	209
EBITDA	(599)	(4,000)

Non-GAAP Adjustments for Adjusted EBITDA:
Change in fair value of derivative liabilities	-	4,901
Other non-cash or infrequent charges:
Stock-based compensation	1,472	975
State & local sales tax [2]	339	376
Sale of excess inventory	(220)	-
Shares issued for services	97	-
Adjusted EBITDA	$1,089	$2,252

1 Depreciation and amortization excludes depreciation of right-of-use (ROU) leases. Prior period amounts have been retroactively revised to conform to this presentation. This change had no effect on previously reported GAAP results.
2 The charges represent a non-recurring state and local sales tax expense related to the restatement of prior period financial statements.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	March 31, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$10,779	$11,959
Accounts receivable, net of allowance of $1,305 and $1,265, respectively	6,000	5,422
Inventory	5,903	5,934
Prepaid expenses and other current assets	1,274	1,312
Total Current Assets	23,956	24,627
Non-Current Assets:
Property and equipment, net	1,913	1,972
Right of use assets, net	991	390
Intangible assets, net	2,919	3,026
Goodwill	7,260	7,260
Secured revolving credit facility debt issuance costs, net	58	68
Total Non-Current Assets	13,141	12,716

Total Assets	$37,097	$37,343

LIABILITIES
Current Liabilities:
Current portion of secured term loan	$5,585	$5,638
Accounts payable	3,320	3,251
Accrued expenses	8,584	8,382
Current portion of operating lease liabilities	300	157
Current portion of contract liabilities	487	388
Accrued interest	23	24
Other	5	7
Total Current Liabilities	18,304	17,847
Non-Current Liabilities:
Secured term loan, net of current portion and debt issuance costs	14,330	15,667
Secured revolving credit facility	655	655
Operating lease liabilities, less current portion	1,294	854
Contract liabilities, less current portion	676	701
Total Non-Current Liabilities	16,955	17,877
Total Liabilities	$35,259	$35,724

STOCKHOLDERS’ EQUITY
Preferred Stock, par value $0.001, 5,000,000 shares authorized; 6,175 shares Series A, 293 shares Series B, 90 shares Series C and 8 shares Series D designated, respectively; no shares issued and outstanding at March 31, 2026 and December 31, 2025	$-	$-
Common stock, par value $0.001, 2,500,000,000 shares authorized; 8,594,209 and 8,588,876 issued and outstanding at March 31, 2026 and December 31, 2025, respectively	9	9
Additional paid-in capital	245,943	244,285
Accumulated deficit	(244,124)	(242,685)
Accumulated other comprehensive loss	10	10
Total Stockholders’ Equity	1,838	1,619
Total Liabilities and Stockholders’ Equity	$37,097	$37,343

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands, except share data)	Three Months Ended March 31,
	2026	2025 (As Restated)

Revenue	$9,619	$9,333
Cost of Revenues	2,188	1,958

Gross Margin	7,431	7,375

Operating Expenses:
General and administrative	5,250	4,843
Selling and marketing	2,399	1,531
Research and development	660	208
Depreciation and amortization	246	192
Total Operating Expenses	8,555	6,774

Operating (Loss) Income	(1,124)	601

Other (Expense) Income:
Interest expense	(546)	(1,909)
Change in fair value of derivative liabilities	-	(4,901)
Other expense	(60)	(1)
Other income	291	92
Total Other Expense, net	(315)	(6,719)

Net Loss	(1,439)	(6,118)

Other Comprehensive Loss
Foreign currency translation adjustments	-	-
Total Comprehensive Loss	$(1,439)	$(6,118)

Loss per Share:
Basic and Diluted	$(0.17)	$(0.72)
Weighted average shares outstanding
Basic and Diluted	8,591,098	8,547,675

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
(In thousands, except share data)

Three Months Ended March 31, 2026
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balances as of December 31, 2025	8,588,876	$9	$244,285	$(242,685)	$10	$1,619
Stock-based compensation	-	-	1,439	-	-	1,439
Stock options exercised	1,333	-	19	-	-	19
Shares issued for services rendered	4,000	-	97	-	-	97
Shares granted in lieu of board of director fees	-	-	103	-	-	103
Net loss	-	-	-	(1,439)	-	(1,439)

Balances as of March 31, 2026	8,594,209	$9	$245,943	$(244,124)	$10	$1,838

Three Months Ended March 31, 2025
	Common Stock
	Number of Shares Issued and Outstanding	Par Value	Additional Paid- in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balance as of December 31, 2024 (As Restated)	8,543,686	$9	$238,685	$(254,499)	$10	$(15,795)
Stock-based compensation	4,787	-	1,101	-	-	1,101
Net loss (As Restated)	-	-	-	(6,118)	-	(6,118)

Balances as of March 31, 2025 (As Restated)	8,548,473	$9	$239,786	$(260,617)	$10	$(20,812)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in thousands)	2026	2025 (As Restated)
Operating Activities
Net loss	$(1,439)	$(6,118)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	1,611	975
Depreciation and amortization	294	209
Amortization of right-of-use leases	18	65
Provision for credit losses	40	33
Shares issued for services	97	-
Change in fair value of derivative liabilities	-	4,901
Amortization of debt issuance and debt discounts	57	530
Write-off of inventory	69	-
Loss on disposal of assets	6	-
Changes in operating assets and liabilities
Accounts receivable	(617)	(570)
Inventory	(39)	(1,308)
Prepaid expenses and other assets	78	(325)
Accounts payable	54	423
Accrued expenses and contract liabilities	205	(332)
Operating leases	(37)	-
Net Cash Provided by (Used in) Operating Activities	397	(1,517)

Investing Activities
Purchase of property and equipment	(23)	(162)
Deposits on property and equipment	(66)	-
Investment in software development	(69)	-
Net Cash Used in Investing Activities	(158)	(162)

Financing Activities
Proceeds from exercises of stock options	19	-
Repayment of principal secured term loan	(1,438)	-
Payments of principal on finance leases	-	(57)
Net Cash Used in Financing Activities	(1,419)	(57)

Effect of Exchange Rates on Cash and Cash Equivalents	-	-

Net Change in Cash and Cash Equivalents During Period	(1,180)	(1,736)

Cash and Cash Equivalents at Beginning of Period	11,959	10,237
Cash and Cash Equivalents at End of Period	$10,779	$8,501

Supplemental Information:
Cash paid for interest	$401	$1,118

Non-cash Investing and Financing Activities:
Right-of-use assets obtained in exchange for lease liabilities	$619	$430
Shares granted in lieu of board of director fees	103	-
Stock options granted in lieu of cash bonus	69	117
Shares issued in exchange for services	97	-
Purchases of property and equipment in accounts payable	16	-
Capitalize interest into senior secured debt	-	202